Exhibit 10.3

Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, CA  95814

May 22, 2008

Neil M. Koehler
Bill Jones
Paul P. Koehler
Thomas D. Koehler
c/o Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, CA  95814

Re:	Dividend Rights

Gentlemen:

This side letter agreement (the “Letter Agreement”) is provided with reference to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated May 20, 2008, by and between Pacific Ethanol, Inc., a Delaware corporation (the “Company”), Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler (each, a “Purchaser” and collectively, the “Purchasers”), with reference to the Company’s Certificate of Designations, Powers, Preferences, and Rights of the Series B Cumulative Convertible Preferred Stock (the “Series B Certificate of Designations”) with respect to its Series B Cumulative Convertible Preferred Stock, $.001 par value per share (the “Series B Preferred Stock”).  Capitalized terms not defined herein shall have the respective meanings given to such terms in the Securities Purchase Agreement.

In connection with the closing of the transactions contemplated by the Securities Purchase Agreement and in furtherance thereof, the Company desires to waive certain rights held by the Company and set forth in the Series B Certificate of Designations in favor of the Purchasers, in their capacities as holders of shares of the Company’s Series B Preferred Stock.

In consideration of the mutual covenants herein contained, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Waiver of Series B PIK Right.  The Company hereby expressly waives its right under Section 3(a) of the Series B Certificate of Designations to pay any dividends due and payable to any Purchaser as a holder of Series B Preferred Stock in shares of Series B Preferred Stock (the “Series B PIK Right”).  The Company hereby covenants that it shall not, without the prior written consent of the Purchaser, exercise or attempt to exercise as to such Purchaser the Series B PIK Right provided for in Section 3(a) of the Series B Certificate of Designations at any time following the date of this Letter Agreement.

Neil M. Koehler
Bill Jones
Paul P. Koehler
Thomas D. Koehler
May 22, 2008

2. Full Force and Effect.  Except as otherwise provided herein, the Series B Certificate of Designations shall remain unchanged and in full force and effect.  Except as expressly set forth above, nothing in this Letter Agreement shall be construed as a waiver of any rights of any of the parties to this Letter Agreement under the Series B Certificate of Designations.

In witness whereof, the parties have executed this Letter Agreement as of May 22, 2008.

PACIFIC ETHANOL, INC.

By: /S/ JOHN T. MILLER
John T. Miller, COO

INVESTORS:

/S/ NEIL M. KOEHLER
Neil M. Koehler

/S/ BILL JONES
Bill Jones

/S/ PAUL P. KOEHLER
Paul P. Koehler

/S/ THOMAS D. KOEHLER
Thomas D. Koehler

2